AMENDMENT TO READING CENTER AGREEMENT AND SHORT FORM SUB-LEASE

This **AMENDMENT TO THE READING CENTER AGREEMENT AND SHORTFORM SUB-LEASE** (this "AMENDMENT") is made effective as of the date last signed below (the "AMENDMENT EFFECTIVE DATE") by and between Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 2024 E. Monument Drive, Suite 2-100, Baltimore, MD 21205 ("JHU") and EyeTel Reading Center, a wholly-owned division of EyeTel Imaging Inc., a Delaware corporation ("EyeTel" or "COMPANY") (each of JHU and COMPANY, a "PARTY" and, collectively, the "PARTIES").

RECITALS

The PARTIES have entered into (a) that certain Reading Center Agreement between the PARTIES dated July 27, 2001 (the "AGREEMENT"), pursuant to which JHU has agreed to provide certain services to COMPANY and (b) that certain Shortform Sub-Lease between the PARTIES dated September 25, 2001 (the "SUBLEASE").

The PARTIES desire to amend the AGREEMENT and the SUBLEASE in order to further clarify the respective obligations of the PARTIES.

Capitalized terms used herein without definition shall have the meanings given to such terms in the AGREEMENT.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

A. Amendments to the AGREEMENT

The following changes are deemed to have been made and hereby are made to the Agreement:

Article 1 (Retinal Oversight Services)

The existing Section 1.3 shall be amended as follows:

In the third sentence, the phrase "five (5) workstations" is replaced by "seven (7) workstations".

At the end of Section 1.3, the following six sentences are added:

> "Except as otherwise required by Sections 1.1 and 1.2.1 with respect to reads to be conducted by JHU faculty or fellows, the process of providing a retinal read shall utilize a personnel provided by COMPANY (each such personnel, a "RETINAL READER"). RETINAL READERS shall be located within Room 359 (of the Woods building) at JHU, with COMPANY providing rent to JHU for reader space. JHU agrees to continue leasing to COMPANY all space under the Shortform Sub-Lease Agreement (the "SUBLEASE"), along with an option to lease space to house up to seven (7) workstations under the terms and conditions of the current SUBLEASE. COMPANY shall provide, and retain ownership of, all equipment and furnishings contained within the EYETEL SPACE. COMPANY shall also maintain, in its sole discretion, all aforementioned equipment and furnishings within the EYETEL SPACE."

The existing Section 1.4 shall be renumbered as Section 1.7, and the following new sections shall be added to Article 1:

> "1.4 JHU represents and warrants that Ingrid Zimmer-Galler, MD or another suitable representative of the Wilmer Eye Institute that JHU shall appoint, will continue as retinal center medical director. The COMPANY shall use commercially reasonable efforts to negotiate a mutually agreeable consulting agreement for efforts on behalf of the COMPANY that are outside of her regular duties as retinal center medical director, which may include, by way of example only and not of limitation, training and certification of retinal readers (whether employees or contractors), continuing physician medical education, service modification and improvement, and general company strategy.
>
> 1.5 JHU will provide quality control of the readings performed by the Retinal Readers, and will advise Eyetel of the results of its evaluation of the readings done by Retinal Readers. JHU will also assist Eyetel in training of readers and will provide certification of readers by the Wilmer Eye Institute.
>
> 1.6 COMPANY will supervise and handle administrative and employment issues for EyeTel employees or independent contractors of COMPANY. Company shall employ all Retinal Readers either directly as employees or as independent contractors and shall be responsible for all administrative and supervisory functions related to the Retinal Readers. Company shall be responsible for wages, salary, fringe benefits, and shall be solely responsible for workers compensation insurance for all Retinal Readers, as well general liability insurance for the Company and its employees. JHU shall only have responsibility for its own employees. For sake of clarity, JHU shall remain responsible for employment or engagement of faculty and fellows as contemplated by Section 1.2.1, and for all expenses associated therewith."

Article 6 (Compensation/Remuneration)

The existing Section 6.1 in the Agreement is deleted in its entirety and is replaced with the following new Section 6.1:

> "6.1 Compensation/Remuneration. COMPANY shall pay a fixed amount for each patient eye examination (which consists of reading both patient eyes) performed by JHU using information provided by COMPANY (a "RETINAL READ"). COMPANY shall pay to JHU the sum of three dollars ($3) per RETINAL READ performed by JHU, whether for quality control or any other purpose. All payments for such RETINAL READS shall be made within forty-five (45) days of the end of each quarter ."

Article 8 (Term)

The existing Section 8.1 and Section 8.2 in the Agreement are deleted in their entirety and are replaced with the following new Section 8.1:

> "8.1 Term. The term of this Agreement shall be for three (3) years from the AMENDMENT EFFECTIVE DATE, and shall automatically renew for successive two (2)-year periods unless either Party provides written notice of its desire not to renew at least thirty (30) days prior to the expiration of the initial term or the then-current two (2)-year renewal period, as applicable."

B. Amendments to the SUBLEASE

The following change is deemed to have been made and hereby is made to the SUBLEASE:

The TERM provision of the SUBLEASE is deleted in its entirety and is replaced with the following term provision:

> "TERM. The term of this SUBLEASE shall be for three (3) years from the AMENDMENT EFFECTIVE DATE, and shall automatically renew for successive two (2)-year periods unless either Party provides written notice of its desire not to renew at least thirty (30) days prior to the expiration of the initial term or the then-current two (2)-year renewal period, as applicable, *provided*, however, that the term of this SUBLEASE shall be coterminous with the term of the EyeTel Reading Center Agreement."

[Remainder of page intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the PARTIES have executed this Amendment to the Reading Center Agreement and Shortform Sub-lease as of the Amendment Effective Date.

The Johns Hopkins University

By: ______________________

Name: ______________________

Title: ______________________

Date: 4/29/04

EyeTel Corporation

By: ______________________

Name: Richard W. Turner

Title: Chairman

Date: 4/30/04

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